UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 2, 2025

W.W. Grainger, Inc.
(Exact name of registrant as specified in its charter)

Illinois		1-5684	36-1150280
(State or other jurisdiction of incorporation)		(Commission file number)	(I.R.S. Employer Identification No.)

100 Grainger Parkway			60045-5201
Lake Forest,	Illinois		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 535-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	GWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.
(a)    An annual meeting of shareholders of W.W. Grainger, Inc. (the “Company”) was held on April 30, 2025.
(b)    The number of shares issued, outstanding and eligible to vote at the meeting as of its record date of
March 3, 2025 was 48,171,429.

At the meeting:

Management’s nominees were elected as directors of the Company for the ensuing year. Of the 44,557,774 shares present in person or represented by proxy at the meeting, the number of shares voted for, the number of shares voted against, the number of abstentions, and the number of broker non-votes were as follows with respect to each of the nominees:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Rodney C. Adkins	38,904,757	1,570,452	58,914	4,023,651
George S. Davis	39,896,012	600,938	37,173	4,023,651
Katherine D. Jaspon	40,178,641	298,420	57,062	4,023,651
Christopher J. Klein	40,177,492	319,243	37,388	4,023,651
D.G. Macpherson	37,456,485	2,936,317	141,321	4,023,651
Cindy J. Miller	40,152,600	324,401	57,122	4,023,651
Neil S. Novich	37,661,322	2,650,022	222,779	4,023,651
Beatriz R. Perez	37,827,451	2,653,478	53,194	4,023,651
E. Scott Santi	38,575,079	1,922,860	36,184	4,023,651
Susan Slavik Williams	40,138,419	349,174	46,530	4,023,651
Lucas E. Watson	40,155,520	342,601	36,002	4,023,651
Steven A. White	40,088,155	390,604	55,364	4,023,651

A proposal to ratify the appointment of Ernst & Young LLP as independent auditor of the Company for the year ending December 31, 2025 was approved. Of the 44,557,774 shares present or represented by proxy at the meeting, 42,900,005 shares were voted for the proposal, 1,629,757 shares were voted against the proposal and 28,012 shares abstained from voting with respect to the proposal.
A non-binding advisory proposal to approve the compensation of the Company’s Named Executive Officers was approved. Of the 44,557,774 shares present or represented by proxy at the meeting, 38,660,828 shares were voted for the proposal, 1,786,810 shares were voted against the proposal and 86,485 shares abstained from voting with respect to the proposal. There were 4,023,651 broker non-votes.

A proposal to approve and adopt the amendment to the Restated Articles of Incorporation to eliminate cumulative voting was approved. Of the 48,171,429 shares outstanding and eligible to vote, 38,343,439 shares were voted for the proposal, 1,115,665 shares were voted against the proposal and 1,075,019 shares abstained from voting with respect to the proposal. There were 4,023,651 broker non-votes.

Item 8.01. Other Events
On April 30, 2025, Stuart Levenick retired from the Company’s Board of Directors (the “Board”) upon the expiration of his term. Following the meeting, the Board appointed E. Scott Santi, an independent member of the Board, to serve as the Lead Director, effective immediately. Mr. Santi has served on the Board since 2010 and currently serves on the Audit Committee and Board Affairs and Nominating Committee. Mr. Santi was also appointed as Chair of the Board Affairs and Nominating Committee.

Additionally, Rodney C. Adkins has moved to the Audit Committee to replace Mr. Levenick and Beatriz R. Perez has replaced Mr. Adkins as Chair of the Compensation Committee of the Board. Both Mr. Adkins and Ms. Perez are independent members of the Board and have served on the Board since 2014 and 2017, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 2, 2025

W.W. GRAINGER, INC.

By:	/s/ Paul Stanukinas
Name:	Paul Stanukinas
Title:	Vice President and Corporate Secretary